SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 1, 2008

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2008, the Compensation and H.R. Committee of the Board of Directors (the “Committee”) of Coherent, Inc. (the “Company”) approved increases in the base salary of certain named executive officers as further described below.  The increases to base salary will begin at the next regular pay period of the Company.

Additionally, the Committee approved the adoption of a Retention Agreement for Ron Victor, the Company’s Executive Vice President, Human Resources (the “Agreement”).  The Agreement provides, among other things, that Mr. Victor will provide service to the Company as its Executive Vice President, Human Resources through the period ending January 2, 2009 and that Mr. Victor will receive a single lump sum payment of $250,000 after providing the Company with a full release.

Name and Principal Position	Prior Salary	Increase	New Salary

John R. Ambroseo	$548,000	$32,000	$580,000
President and Chief Executive Officer

Helene Simonet	$352,000	$18,000	$370,000
Executive Vice President and Chief Financial Officer

Luis Spinelli	$251,000	$5,000	$256,000
Executive Vice President and Chief Technology Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: April 4, 2008
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel